EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT BETWEEN PETROHUNTER ENERGY CORPORTION,
PETROHUNTER OPERATING COMPANY AND SWEETPEA PETROLEUM PTY LTD. AND
FALCON OIL & GAS LTD., FALCON OIL & GAS USA, INC. AND FALCON OIL & GAS AUSTRALIA PTY LTD.
DATED MAY 26, 2009

EXECUTION COPY

SECOND PURCHASE AND SALE AGREEMENT

BY AND BETWEEN:

PETROHUNTER ENERGY CORPORATION

- and -

PETROHUNTER OPERATING COMPANY

- and -

SWEETPEA PETROLEUM PTY LTD

- and -

FALCON OIL & GAS LTD.

- and -

FALCON OIL & GAS USA, INC.

- and -

FALCON OIL & GAS AUSTRALIA PTY LTD

Page

ARTICLE 1 INTERPRETATION AND GENERAL		1
1.1	Defined Terms	1
1.2	Meaning of Subsidiary	6
1.3	Meaning of Control or Controlled	7
1.4	General	7
1.5	Governing Law	7

ARTICLE 2 PURCHASE AND SALE		8
2.1	PetroHunter Parties’ Consideration	8
2.2	Falcon Parties’ Consideration	8

ARTICLE 3 REPRESENTATIONS AND WARRANTIES		9
3.1	Representations and Warranties by PetroHunter Parties	9
3.2	Representations and Warranties of Falcon Parties	12

ARTICLE 4 WARRANTY CLAIMS		12
4.1	Survival of Warranties	12
4.2	Limitations on Warranty Claims	13

ARTICLE 5 COVENANTS		13
5.1	Mutual Covenants	13
5.2	Covenants of PetroHunter Parties	14
5.3	Covenants of Falcon Parties	15
5.4	Right of First Offer	15

ARTICLE 6 CLOSING		16
6.1	Closing or Termination	16
6.2	Conditions for the Benefit of the Falcon Parties	17
6.3	Conditions for Benefit of PetroHunter Parties	17
6.4	PetroHunter Parties’ Deliveries on Closing	17
6.5	Falcon Parties’ Deliveries on Closing	19

ARTICLE 7 RESOLUTION OF DISPUTES		21
7.1	Artibration	21

ARTICLE 8 INDEMNITY		22
8.1	Indemnity by the PetroHunter Parties	22
8.2	Provisions Relating to Indemnity Claims	23

ARTICLE 9 GST		25
9.1	Interpretation	25

-i-

(continued)

Page

9.2	Going concern	25
9.3	GST gross-up	26
9.4	Tax invoice	26
9.5	Adjustment event	26
9.6	Reimbursements	26
9.7	Survival of Article 9	26

ARTICLE 10 GENERAL		26
10.1	Taxes and Fees	26
10.2	Complete Closings	27
10.3	Status of the Agreement	27
10.4	Tender	27
10.5	Specific Performance and other Remedies	27
10.6	Obligations as Covenants	27
10.7	Amendment of Agreement	27
10.8	Further Assurances	27
10.9	Waiver	28
10.10	Time	28
10.11	Entire Agreement	28
10.12	Severability	28
10.13	Counterparts and Facsimile	28
10.14	Notices	29
10.15	Confidentiality	30
10.16	Successors and Assigns	30
10.17	Enurement	30
10.18	Language	30
SCHEDULE "A" PERMIT TRANSFER INSTRUMENT
SCHEDULE "B" ASSIGNMENT AND BILL OF SALE
SCHEDULE "C" ASSIGNMENT AND BILL OF SALE (BEETALOO INVENTORY)
SCHEDULE "D" ASSIGNMENT AND BILL OF SALE (25% INTEREST IN THE ASSETS)
SCHEDULE "E" ASSIGNMENT AND BILL OF SALE (INITIAL WORKING INTEREST)
SCHEDULE "F" BEETALOO PAYABLES
SCHEDULE "G" ESCROW AGREEMENT
SCHEDULE "H" ASSUMPTION UNDERTAKING

-ii-

Page

SCHEDULE "I" BEETALOO BASIN JOINT OPERATING AGREEMENT
SCHEDULE "J" MATERIAL AGREEMENTS

-iii-

SECOND PURCHASE AND SALE AGREEMENT

THIS SECOND PURCHASE AND SALE AGREEMENT (“Agreement”) is made and entered into May 26, 2009, by and between PetroHunter Energy Corporation (“PetroHunter Energy”), Sweetpea Petroleum Pty Ltd (“Sweetpea”), PetroHunter Operating Company (“PetroHunter Operating”), Falcon Oil & Gas Ltd. (“Falcon”), Falcon Oil & Gas USA, Inc. (“Falcon USA”) and Falcon Oil & Gas Australia Pty Ltd (“Purchaser”). PetroHunter Energy, PetroHunter Operating, Sweetpea, Falcon, Falcon USA and Purchaser may sometimes be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, PetroHunter Energy and Sweetpea, and Falcon and Purchaser entered into a purchase and sale agreement dated August 22, 2008 (the “Beetaloo PSA”) with respect to the Beetaloo Basin Project (as hereinafter defined) whereby Purchaser bought an undivided 50% interest in the Beetaloo Basin Project from Sweetpea on September 30, 2008 (the “Initial Transaction”);

AND WHEREAS, Sweetpea is now operator of the Beetaloo Basin Project and owner of the other undivided 50% interest in the Beetaloo Basin Project;

AND WHEREAS, Purchaser wishes to buy an additional 25% undivided interest in the Beetaloo Basin Project from Sweetpea and become the operator of the Beetaloo Basin Project;

NOW THEREFORE, in consideration of the mutual covenants and agreements set out in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereto covenant and agree as follows:

ARTICLE 1
INTERPRETATION AND GENERAL

1.1	Defined Terms

In this Agreement, the following defined terms shall mean as follows:

“Acceptance Date” means the last to occur of:

(a)	the execution and delivery of this Agreement by all Parties; and

(b)	written confirmation received by each Party that each other Party’s Board of Directors has approved the execution and delivery of this Agreement.

“Agreement” means this purchase and sale agreement, including all Schedules hereto, as amended from time to time in accordance with the terms hereof, “hereof”, “hereto” and “hereunder” and similar expressions refer to this Agreement and not any particular section of this Agreement; “Article”, “Section” and “Schedule” mean and refer to the specified article, section or Schedule of or to this Agreement.

“Amended and Restated Beetaloo JOA” means the joint operating agreement between the Purchaser and Sweetpea dated the Closing Date in the form attached hereto as SCHEDULE "I" hereto.

“Assets” means the undivided 25% interest in the Beetaloo Basin Project that will be subject to the assignment delivered by Sweetpea to Purchaser at the Closing.

“Bayless Override” has the meaning ascribed thereto in the Beetaloo PSA.

“Beetaloo Basin Project” means (i) the Permits, (ii) the Well, (iii) the Data, (iv) the Material Agreements, (v) all related licenses, permits, access rights, and other rights and privileges, and (vi) all rights, titles and interests of the PetroHunter Parties, whether derived under the Permits, the Material Agreements, or otherwise, in and to all equipment, fixtures and personal property located on lands covered by the Permits or used in connection with the exploration and development of such lands.

“Beetaloo Inventory” means the entire 100% ownership interest in the inventory identified on SCHEDULE "C" hereto (together with any other personal property owned, leased or otherwise held for use by or on behalf of a PetroHunter Party that is related to the Beetaloo Basin Project, even if such property is omitted or misdescribed in SCHEDULE "C") that will be subject to the bill of sale delivered by Sweetpea to Purchaser at the Closing.

“Beetaloo JOA” means the joint operating agreement between Purchaser and Sweetpea dated August 22, 2008.

“Beetaloo Payables” means all amounts owing by the PetroHunter Parties to contractors, creditors and all other parties in connection with the Beetaloo Basin Project up to a maximum of A$1,500,000.

“Board of Directors” means the board of directors of a Party, as the context may require.

“Breaching Party” has the meaning ascribed thereto in Section 10.5.

“Buckskin JOA” means the joint operating agreement dated October 31, 2008, between PetroHunter Operating, as operator, and Falcon USA, as non-operator.

“Buckskin PSA” means the purchase and sale agreement between PetroHunter Energy and PetroHunter Operating, and Falcon and Falcon USA dated August 22, 2008, as amended on October 31, 2008.

“Buckskin Mesa Project” means PetroHunter’s 20,000-acre Buckskin Mesa project located in the Piceance Basin, Colorado.

“Business Day” means a day of the week, other than a Saturday, Sunday or any other day which is a statutory holiday in the Province of Ontario, the Northern Territory of Australia, or the State of Colorado.

“Closing” means the matters contemplated by ARTICLE 6 of this Agreement at the offices of Davis Graham & Stubbs LLP in Denver, Colorado on the Closing Date.

“Closing Date” means 11:00 a.m. (Denver time) five Business Days after:

(c)	the first to occur of the following:

(i)	the Treasurer of the Commonwealth of Australia ceasing to be empowered to make an order under Part II of the Foreign Acquisitions and Takeovers Act 1975 (Cth) in respect of the Transaction; or

(ii)	the Treasurer of the Commonwealth of Australia giving the Purchaser advice in writing of a decision by the Treasurer that the Commonwealth Government has no objection to the Transaction; and

(d)	the satisfaction or waiver of the closing conditions by the relevant Parties contained in Sections 6.2 and 6.3, as the case may be.

“Commissioner of Taxation” means the commissioner of taxation of the Australian Taxation Office.

“Common Shares” means common shares in the capital of Falcon.

“Completion Capital” has the meaning ascribed thereto in the Buckskin PSA.

“Control” has the meaning ascribed in Section 1.3;

“Data” means all files, records, correspondence and information in the possession or under the control of the PetroHunter Parties that relate to the Beetaloo Basin Project, including without limitation invoice and payment records; Permit, contract, and correspondence files; and geological, geophysical, engineering and interpretive data.

“Escrow Agent” means the escrow agent appointed by Falcon in its sole discretion under the Escrow Agreement.

“Escrow Agreement” means the escrow agreement among, the Escrow Agent, the Falcon Parties and PetroHunter Parties dated the Closing Date in the form of escrow agreement attached hereto as SCHEDULE "G" to this Agreement and which will be dated the Closing Date.

“Falcon Encumbrances” means liens, charges, security interests, options, claims, mortgages, pledges, or other restrictions on title or transfer, except for Permitted Falcon Encumbrances.

“Falcon Parties” means, together, Falcon, Falcon USA and the Purchaser, or any one of them, as the case may be.

“Governmental Authority” means any federal, state or local government, regulatory authority, governmental department, agency, commission, board, tribunal or court.

“GST” has the meaning given to that expression in the GST Law.

“GST Law” has the meaning given to that expression in the A New Tax System (Goods and Services Tax) Act 1999, as amended, of the Commonwealth of Australia.

“Indemnity” has the meaning ascribed thereto in ARTICLE 8.

“Initial Working Interest” has the meaning ascribed thereto in the Buckskin PSA.

“Loan” means the $5,000,000 loan made by Falcon to PetroHunter Energy in accordance with the Loan Agreement.

“Loan Agreement” means the loan agreement dated October 1, 2008, as amended on December 10, 2008, between PetroHunter Energy and Falcon.

“Material Agreements” means the contracts identified on Schedule “C” to the Beetaloo PSA and those identified on SCHEDULE "J" hereto.

“Mortgage” means the mortgage, assignment, security agreement, fixture filing and security agreement, dated October 1, 2008 and recorded in the real property records of Rio Blanco County, Colorado under Document No. 293828, from PetroHunter Energy and PetroHunter Operating, as mortgagors, to Falcon, as mortgagee.

“New Wells” means the five wells (Excalibur Nos. 5054 through 5058, inclusive) identified on Schedule 3 to the Buckskin PSA.

“Northern Land Council Exploration Agreements” means the Exploration Agreement between Sweetpea, Local Aboriginal Groups and the Northern Land Council relating to Petroleum Exploration Permits 76, 98 and 99 and the Exploration Agreement between Sweetpea, Local Aboriginal Groups and the Northern Land Council relating to Petroleum Exploration Permit 117.

“Northern Land Council Royalty” means the royalty interest payable to the Local Aboriginal Groups (through the Northern Land Council) in accordance with the Northern Land Council Exploration Agreements.

“Northern Territory Royalty” means the royalty payable to the Northern Territory in accordance with Part III, Division 5, Section 84 of the Petroleum Act of the Northern Territory.

“Notice” has the meaning attributed to it in Section 10.14.

“Offered Interest” means the remaining 25% interest in the Beetaloo Basin Project held by the PetroHunter Parties immediately following the Closing Date.

“Operator Bonds” means, collectively: (i) the five standby letters of credit issued by Wells Fargo Bank, National Association, relating to the Beetaloo Basin Project in the aggregate amount of A$496,000; (ii) all underlying cash security provided to Wells Fargo Bank, National Association, in connection with such letters of credit; and (iii) all other bonds and instruments that may now be in place for the benefit of the Northern Land Council or any Governmental

Authority, together with all security given in connection therewith, relating to Sweetpea’s status as title holder of the Permits or its activities as operator of the Permits.

“Permits” means Petroleum Exploration Permits 76, 98, 99 and 117, together with any renewals or extensions thereof as more fully described on SCHEDULE "A" to the Beetaloo PSA.

“Permitted Falcon Encumbrances” means:

(a)	liens for taxes or assessments, not yet due or payable;

(b)	easements, rights-of-way, servitudes, permits, and surface leases held by third parties on, over, or in respect of lands covered by the Initial Working Interest; and

(c)	any Falcon Encumbrance, title defect or matter that is expressly waived by PetroHunter Energy.

“Permitted PetroHunter Encumbrances” means:

(a)	Bayless Override, Northern Land Council Royalty, Northern Territory Royalty, and Russenberger Override;

(b)	liens for taxes or assessments, not yet due or payable;

(c)
all rights to consent by, required notices to, filings with, or other actions by Northern Territory or Australian governmental entities in connection with the ownership of the Permits, but only if the same are customarily obtained after such transfer of ownership;

(d)	easements, rights-of-way, servitudes, permits, and surface leases held by third parties on, over, or in respect of lands covered by the Permits;

(e)	the terms and conditions of the Material Agreements and all documents of record;

(f)	the Beetaloo Payables; and

(g)	any PetroHunter Encumbrance, title defect or matter that is expressly waived by Purchaser.

“Person” is to be broadly interpreted and includes an individual, a corporation, a partnership, a trust, an unincorporated organization, the government of a country or any political subdivision thereof, or any agency or department of any such government, and the executors, administrators or other legal representatives of an individual in such capacity.

“PetroHunter Encumbrances” means liens, charges, security interests, options, claims, mortgages, pledges, or other restrictions on title or transfer, except for Permitted PetroHunter Encumbrances.

“PetroHunter Parties” means, together, PetroHunter, PetroHunter Operating and Sweetpea, or any one of them, as the case may be.

“Pledge Agreement” means the pledge and security agreement dated October 1, 2008, as modified by letter agreement dated December 10, 2008, between PetroHunter Energy, as pledgor, and Falcon, as pledgee.

“Purchaser” means Falcon Oil & Gas Australia Pty Ltd.

“Remaining Completion Capital” means the Completion Capital that has not been expended on costs relating to the Buckskin Mesa Project as of the Closing Date.

“Russenberger Override” means the overriding royalty interest on production from lands covered by the Permits that was created by MAB Resources LLC under the terms of its Acquisition and Consulting Agreement with PetroHunter Energy dated effective January 1, 2007.

“Seller” has the meaning ascribed thereto in the Beetaloo PSA.

“Sellers” has the meaning ascribed thereto in the Beetaloo PSA.

“Subsidiary” has the meaning ascribed in Section 1.2.

“Transaction” has the meaning ascribed thereto in ARTICLE 2.

“Transaction Agreements” means, collectively, this Agreement, the Amended and Restated Beetaloo JOA and the Escrow Agreement.

“Transaction Fees” means, collectively, all fees, costs and expenses of every type and nature arising out of or relating to the activities of the PetroHunter Parties in Australia that are not specifically set forth in SCHEDULE "F".

“TSXV” means the TSX Venture Exchange.

“TSXV Policies” means the TSXV Corporate Finance Manual as constituted on the date hereof.

“U.S.” means the United States of America and its territories.

“U.S. Securities Act” means the Securities Act of 1933, as amended, of the U.S., and the rules and regulations promulgated thereunder.

“Warranty Claim” means a claim made by a Party based on or with respect to the inaccuracy or non-performance or non-fulfilment or breach of any representation, warranty or covenant made or given by another Party contained in the Transaction Agreements or contained in any document or certificate given in order to carry out the Transaction.

“Well” means the Shenandoah #1 well, as more fully described on SCHEDULE "B" to the Beetaloo PSA.

1.2	Meaning of Subsidiary

A Person shall be deemed to be a subsidiary of another Person if:

(a)	it is controlled by,

(i)	that other, or

(ii)	that other and one or more Persons each of which is controlled by that other, or

(iii)	two or more Persons each of which is controlled by that other; or

(b)	it is a subsidiary of a Person that is that other’s subsidiary.

1.3	Meaning of Control or Controlled

A Person shall be deemed to be controlled by another Person or by two or more Persons if:

(a)
voting securities of the first-mentioned Person carrying more than 50 percent of the votes for the election of directors are held, other than by way of security only, by or for the benefit of such other Person or by or for the benefit of such other Person; and

(b)	the votes carried by such securities are sufficient, if exercised, to elect a majority of the board of directors of the first-mentioned Person.

1.4	General

The schedules attached to this Agreement are incorporated herein by reference and shall be deemed to be a part hereof.  In this Agreement, the singular includes the plural, the plural the singular, and any gender the other genders.  Unless otherwise indicated references to dollars or amounts stated in dollars are to United States dollars.  Headings are included for convenience or reference only and shall not affect the interpretation hereof.  If anything herein is to be done or held on a day which is not a Business Day, the same shall be done or held either on the next succeeding Business Day or as otherwise expressly provided in this Agreement.

1.5	Governing Law

With respect to all matters related to the Assets and the Beetaloo Inventory, and related to the interpretation and enforcement of this Agreement, this Agreement shall be governed by the laws of the Northern Territory of Australia and the applicable laws of Australia. With respect to all matters related to the Common Shares, this Agreement shall be governed by the laws of the Province of Ontario and the applicable laws of Canada.

ARTICLE 2
PURCHASE AND SALE

2.1	PetroHunter Parties’ Consideration

As consideration for the actions described in Section 2.2, the PetroHunter Parties, as the case may be, shall at Closing:

(a)	subject to the Permitted PetroHunter Encumbrances, assign the Assets to the Purchaser;

(b)	assign the Beetaloo Inventory to the Purchaser;

(c)	resign as operator under the Beetaloo JOA with immediate effect, despite any longer notice period that may otherwise be provided in the Beetaloo JOA;

(d)	execute the Amended and Restated Beetaloo JOA;

(e)	assign or cause to be assigned to the Purchaser or Purchaser’s designee 100% of the Operator Bonds in accordance with the terms thereof;

(f)	grant the Falcon Parties the Indemnity;

(g)	terminate the Buckskin JOA;

(h)	enter into the Escrow Agreement, and comply with the terms and conditions therein; and

(i)	grant the Falcon Parties the right provided in Section 5.3,

and the PetroHunter Parties agree to such actions on and subject to the terms and conditions of this Agreement (collectively, the “PetroHunter Consideration”).

2.2	Falcon Parties’ Consideration

As consideration for the actions described in Section 2.1, the Falcon Parties, as the case may be, shall at Closing:

(a)	subject to the Permitted Falcon Encumbrances, reassign the Initial Working Interest to PetroHunter;

(b)
except as set forth in this Agreement, accept the PetroHunter Consideration as full and complete payment of any and all obligations owed by PetroHunter Energy to Falcon under the Loan and the Loan Agreement;

(c)	execute the Amended and Restated Beetaloo JOA;

(d)	release any and all interest of the Falcon Parties in the Mortgage;

(e)
release any and all interest of the Falcon Parties in the Pledge Agreement and instruct the brokerage firm holding the Common Shares subject to the Pledge Agreement at the Closing Date to transfer such Common Shares to the Escrow Agent;

(f)	convey any and all interest of the Falcon Parties in the Remaining Completion Capital;

(g)	execute the assumption undertaking to retire the Beetaloo Payables;

(h)	terminate the Buckskin JOA;

(i)
assume all obligations arising after Closing with respect to the Beetaloo Inventory, including but not limited to storing and insuring the Beetaloo Inventory for the periods after the Closing Date; and

(j)	enter into the Escrow Agreement, and comply with the terms and conditions therein,

and the Falcon Parties agree to such actions on and subject to the terms and conditions of this Agreement (collectively, the “Falcon Consideration” and together with the PetroHunter Consideration, the “Transaction”).

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties by PetroHunter Parties

The PetroHunter Parties hereby jointly and severally guarantee, represent and warrant to the Falcon Parties that as at the date hereof:

(a)	other than the Permitted PetroHunter Encumbrances, Sweetpea has good and valid title to the Assets;

(b)
other than the Permitted PetroHunter Encumbrances, the Assets are free and clear of all PetroHunter Encumbrances, and the PetroHunter Parties have not agreed to encumber or alienate any interest in the Assets;

(c)	other than the Permitted PetroHunter Encumbrances, Sweetpea has good and valid title to the Beetaloo Inventory;

(d)
all storage, insurance and other charges in respect of the Beetaloo Inventory have been fully paid, the Beetaloo Inventory is free and clear of all PetroHunter Encumbrances, and the PetroHunter Parties have not agreed to encumber or alienate any interest in the Beetaloo Inventory;

(e)	to the best knowledge of the PetroHunter Parties, the Operator Bonds will not be cancelled or terminated or any of the coverage thereunder allowed to lapse before the Closing;

(f)	the PetroHunter Parties either have good and valid title to the Operator Bonds or have obtained the consent of the titleholder to assign the Operator Bonds to the Falcon Parties;

(g)	none of the Operator Bonds are encumbered or alienated in any respect, nor have the PetroHunter Parties agreed to do so, and the Operator Bonds are free and clear of all PetroHunter Encumbrances;

(h)
other than: (i) the Beetaloo Payables; (ii) except as may be set forth in the most recent joint interest billing sent to Purchaser under the Beetaloo JOA; (iii) the Transaction Fees; and (iv) and the fees related to the Permits, none of the PetroHunter Parties has any other accounts payable, indebtedness or liability to any other person or entity in connection with ownership of, or operations or activities conducted on or otherwise relating to, the Beetaloo Basin Project;

(i)
the amount of the Remaining Completion Capital is $855,205, and such amount is more than sufficient to pay 100% of the cost of reclamation and plugging and abandonment requirements in connection with the Initial Working Interest;

(j)
there are no unpaid amounts, whether billed or unbilled, due from PetroHunter Operating or Falcon USA for materials, services, fees or other reasons in connection with the Initial Working Interest or the Initial Completion Program;

(k)
the Beetaloo Payables represents a true, complete and correct list of all amounts owing by any PetroHunter Parties to any persons in connection with the Beetaloo Basin Project, and there is no contingency, agreement or other legal basis upon which that total amount can increase between the date hereof and the Closing Date, absent the provision of new services or materials after the date hereof or any applicable interest thereon;

(l)
the PetroHunter Parties directly or indirectly have control or direction over 26,100,000 Common Shares, of which 14,500,000 Common Shares are currently pledged as security for the Loan in accordance with the terms of the Loan Agreement;

(m)
the PetroHunter Parties will continue to bear (i) their income tax liabilities and their GST liability associated with the Initial Transaction, and (ii) any obligations with respect to approval by Governmental Authorities, consent of the Northern Land Council, and registration on the Petroleum Register of the Bayless Override, the Russenberger Override (including any predecessor overrides), and the Initial Transaction;

(n)	each of the PetroHunter Parties:

(i)	is a corporation duly incorporated, organized and validly existing and in good standing under the laws of its applicable jurisdiction;

(ii)
has the corporate power, authority and capacity to enter into the Transaction Agreements and all other agreements contemplated by the Transaction Agreements and to carry out and complete its obligations under the Transaction Agreements and all other agreements contemplated by the Transaction Agreements; and

(iii)
the Transaction Agreements and the obligations of the PetroHunter Parties under the Transaction Agreements and the documents and transaction contemplated thereby have been duly and validly authorized by all requisite corporate proceedings; and

(o)
except as modified by the guarantees, representations and warranties made in Sections 3.1(a) to (m), inclusive, the representations and warranties of PetroHunter and Sweetpea contained in Section 3.1 of the Beetaloo PSA are true and correct as of the date hereof, and, notwithstanding any express, implied or other type of limitation contained in or suggested by the foregoing, the following guarantees, representations and warranties of PetroHunter and Sweetpea contained in Section 3.1 of the Beetaloo PSA are true and correct as of the date hereof:

(i)
except as set forth on Schedule “I” to the Beetaloo PSA, each Seller has performed all material obligations which are required to be performed by it under the Material Agreements, including without limitation the Northern Land Council Exploration Agreements, and it is not in default under or in breach of or in receipt of any claim of default or breach under any Material Agreement, including without limitation the Northern Land Council Exploration Agreements, and no event has occurred which, with the passage of time or the giving of notice or both, would result in a default, breach or event of noncompliance by a Seller under any Material Agreement, including without limitation the Northern Land Council Exploration Agreements;

(ii)
no Seller has any present expectation or intention of not fully performing on a timely basis all material obligations required to be performed by it under any Material Agreement or other instrument to which it is subject and to the knowledge of Sellers, there has been no breach or cancellation by the other parties to any Material Agreement or other instrument to which the Sellers are a party;

(iii)	all of the Permits are in full force and effect, in good standing, and enforceable; and

(iv)	Sweetpea is not in breach of any term or condition of any Permit.

3.2	Representations and Warranties of Falcon Parties

The Falcon Parties hereby jointly and severally guarantee, represent and warrant to the PetroHunter Parties that as at the date hereof:

(a)
none of the Falcon Parties has encumbered or alienated its interest in the Initial Working Interest in any respect or agreed to do so, and the Initial Working Interest is free and clear of all Falcon Encumbrances;

(b)	Falcon has, or reasonably believes that it has access to, immediately available funds necessary to pay the Beetaloo Payables;

(c)	each of the Falcon Parties:

(i)	is a corporation duly incorporated, organized and validly existing and in good standing under the laws of its applicable jurisdiction;

(ii)
has the corporate power, authority and capacity to enter into the Transaction Agreements and all other agreements contemplated by the Transaction Agreements and to carry out and complete its obligations under the Transaction Agreements and all other agreements contemplated by the Transaction Agreements; and

(iii)
the Transaction Agreements and the obligations of the Falcon Parties under the Transaction Agreements and the documents and transaction contemplated thereby have been duly and validly authorized by all requisite corporate proceedings; and

(d)
except as modified by the guarantees, representations and warranties made in Section 3.2(a) above, the representations and warranties of Falcon and Purchaser contained in Section 3.2 of the Beetaloo PSA are true and correct as of the date hereof.

ARTICLE 4
WARRANTY CLAIMS

4.1	Survival of Warranties

(a)
The representations and warranties contained in this Agreement or contained in any document or certificate given in order to carry out the Transaction will survive Closing and shall continue in full force and effect, subject to the following provisions of this section:

(i)	except as expressly provided in this section, no Warranty Claim may be made or brought by any Party after the date which is 18 months after the Closing Date; and

(ii)	any Warranty Claim which is based on intentional misrepresentation or fraud by a Party may be made or brought at any time.

(b)
It is a condition of the liability of each Party under the representations and warranties contained in this Agreement that the Party making a Warranty Claim shall have given written notice to the other of such Warranty Claim, with such particularity as the circumstances reasonably permit, before the expiry of the 18 month period referred to above.  After the expiration of such 18 month period, each Party will be released from all obligations and liabilities in respect of the representations and warranties contained in this Agreement or contained in any document or certificate given in order to carry out the Transaction, except as  previously set forth in a written notice.

4.2	Limitations on Warranty Claims

(a)
No Party shall be entitled to make a Warranty Claim if that Party has been advised in a writing addressed to it and signed by an officer of the advising Party prior to Closing Date of the inaccuracy, non-performance, non-fulfilment or breach which is the basis for such Warranty Claim and that Party completes the Transaction hereunder notwithstanding such inaccuracy, non-performance, non-fulfilment or breach.

(b)
The amount of any damages which may be claimed by a Party pursuant to a Warranty Claim shall be calculated to be the cost or loss to that Party after giving effect to any insurance proceeds available to that Party in relation to the matter which is the subject of the Warranty Claim.

(c)
Subject to the receipt of all necessary approvals and all applicable laws, the satisfaction of any amounts owing by PetroHunter Parties to Falcon Parties, or by Falcon Parties to PetroHunter Parties, may be paid by the indemnifying party through the delivery of either cash or check, in either case such method of payment shall be determined by the indemnifying party in its discretion.

ARTICLE 5
COVENANTS

5.1	Mutual Covenants

The PetroHunter Parties and the Falcon Parties hereby covenant and agree that, without the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed) or except as expressly contemplated in this Agreement, from the date hereof until the earlier of the Closing Date or the day upon which this Agreement is terminated, each shall:

(a)	take all such actions as are necessary to terminate the Buckskin JOA; and

(b)	take all such actions as are necessary to enter into the Amended and Restated Beetaloo JOA.

5.2	Covenants of PetroHunter Parties

The PetroHunter Parties hereby covenant and agree that, except as expressly contemplated by this Agreement and the other elements of the Transaction, until the earlier of five days prior to the Closing Date and the day upon which this Agreement is terminated (unless otherwise indicated in the covenant), the PetroHunter Parties, in a timely and expeditious manner, shall:

(a)
allow the Falcon Parties, any of their respective representatives or agents access during normal business hours to the premises and the properties of PetroHunter Parties and their respective subsidiaries and to all of the files, books, records and offices of PetroHunter Parties and their subsidiaries related to the Beetaloo Basin Project;

(b)	resign as operator under the Beetaloo JOA with immediate effect, despite any longer notice period that may otherwise be provided in the Beetaloo JOA;

(c)
use their best efforts (and cause each of its Subsidiaries to use reasonable commercial efforts) to cause its current insurance policies, as such item relates to the Beetaloo Basin Project, and the Operator Bonds not to be cancelled or terminated or any of the coverage thereunder to lapse;

(d)
each of the PetroHunter Parties: (i) will not make an assignment in favour of its creditors or a proposal in bankruptcy to its creditors or any class thereof; (ii) have not initiated proceedings with respect to a compromise or arrangement with its creditors or for its winding up, liquidation or dissolution; and (iii) will immediately deliver written notice to Falcon if the PetroHunter Parties’ creditors delivers a notice to the PetroHunter Parties demanding payment in 21 days or otherwise, which notice shall contain reasonable detail sufficient to inform Falcon of the nature of any such notice;

(e)
allow Falcon the full, exclusive and unfettered authority to: (i) negotiate with any Governmental Authority related to the Beetaloo Basin Project and agree to any changes in the timing, extent and nature of the work required to keep the Permits in effect; and (ii) bind both Falcon and PetroHunter to any such changes related to the Beetaloo Basin Project;

(f)
accept, support and vote in favour of such work plans and budgets as Falcon may propose under the Beetaloo Basin JOA for the remainder of 2009, but only to the extent such work programs and budgets are intended by Falcon in good faith to satisfy the minimum work requirements under the Permits in a manner that Falcon believes to be commercially and technically reasonable, and with the understanding that Falcon’s present intention is to limit the capital expenditures in the work plan and budget for 2010 to the minimum believed necessary to keep the Permits in full force and effect;

(g)	not with respect to the Beetaloo Basin Project: (i) undertake any material operations; (ii) incur any material obligations; or (iii) enter into any transaction or refrain from doing any action which, if effected before the date of this Agreement, would constitute a breach of any representation, warranty, covenant or other obligation of one or more of the PetroHunter Parties contained herein, in connection with the Beetaloo Basin Project, without the prior written consent of Falcon;

(h)	pay all interest owing under the Loan until the Closing Date; and

(i)
immediately deliver written notice to Falcon if litigation is commenced against any PetroHunter Parties, which notice shall contain reasonable detail sufficient to inform Falcon of the nature of any such litigation, so long as Falcon maintains the confidentiality of any material non-public information in accordance with Section 10.15 of this Agreement.

5.3	Covenants of Falcon Parties

As of the Closing Date, the Falcon Parties hereby covenant and agree to assume their proportionate share of all costs, duties, liabilities and obligations with respect to their ownership interests in the Beetaloo Basin Project including, but not limited to, those burdens described in the Permitted PetroHunter Encumbrances.

5.4	Right of First Offer

(a)
Following the Closing Date and subject to Section  5.3(e), if any of the PetroHunter Parties desires or is obliged by law or otherwise to sell, assign,  transfer or otherwise dispose of the Offered Interest to a third party, the Falcon Parties shall have the prior right to purchase the Offered Interest (the “First Offer”) and the PetroHunter Parties shall deliver to the Falcon Parties a copy of the First Offer addressed to the Falcon Parties together with a statement executed by the PetroHunter Parties (the “First Offer Notice”) notifying the Falcon Parties that the PetroHunter Parties are exercising their rights and obligations under this Section 5.3, with full particulars of any proposed transfer of the Offered Interest.

(b)	The First Offer Notice shall:

(i)	set out the price for which the sale of the Offered Interest is to be transacted;

(ii)	specify the date on which the sale is to close and the other closing arrangements;

(iii)
specify the date by which a written response to the First Offer must be received by The PetroHunter Parties (which, in any event, shall be not less than fifteen (15) days from the date of the First Offer Notice); and

(iv)	provide for the method and timing of payment.

(c)
The Falcon Parties shall be entitled to accept and purchase all but not less than all the Offered Interest upon the terms and conditions specified in the First Offer Notice by delivering a written notice to purchase (the “Purchase Notice”) to the PetroHunter Parties within the time period specified in the First Offer Notice.

(d)
If the Falcon Parties offer to purchase all, but not less than all, of the Offered Interest and the PetroHunter Parties have received the Purchase Notice within the time period specified in the First Offer Notice, then closing shall take place at the offices of Falcon on the date which is fifteen (15) days following receipt of all necessary documents required to be obtained in order to effect a valid transfer of the Offered Interest (and the parties hereto covenant and agree to use their best efforts to obtain such documents) and such closing shall include all documentation customary for transactions of this nature.

(e)
If the Falcon Parties do not offer to purchase all, but not less than all, of the Offered Interest or the PetroHunter Parties do not receive the Purchase Notice within the time period specified in the First Offer Notice, then Section 5.3 shall become null and void in respect of the particular transaction described in the First Offer Notice.

(f)
For greater certainty, until such time as the PetroHunter Parties sell, assign, transfer or otherwise dispose of the 100% of the Offered Interest, each offer to sell, assign, transfer or otherwise dispose of the Offered Interest shall be subject to Section 5.3.

ARTICLE 6
CLOSING

6.1	Closing or Termination

(a)	This Agreement may be terminated at any time prior to the Closing Date:

(i)	at any time with the written consent of the Parties; and

(ii)	by Falcon if Falcon is not satisfied in its sole discretion:

(A)	with the performance by PetroHunter of the PetroHunter Covenants contained in ARTICLE 5; or

(B)	Falcon otherwise concludes that PetroHunter will not be able to fulfill the condition contained in Section 6.2(a) on or before the Closing Date.

(b)	This Agreement shall automatically terminate if the closing falls on or after June 10, 2009 or such other date as may be agreed to in writing by the Parties.

6.2	Conditions for the Benefit of the Falcon Parties

The obligation of the Falcon Parties to complete the Transaction is subject to the satisfaction by the PetroHunter Parties or waiver by the Falcon Parties on or before the Closing Date, for the exclusive benefit of the Falcon Parties, of the following conditions:

(a)	all representations and warranties of PetroHunter Parties contained in Section 3.1 must be true in all material respects at and as of the Closing Date;

(b)
all of the covenants and conditions in favour of the Falcon Parties to be complied with, performed or waived by the PetroHunter Parties on or before the Closing Date shall have been complied with, performed or waived;

(c)
the timing, extent and nature of the work required under the Permits must have been changed by the Government in a way satisfactory to Purchaser, or Purchaser must believe, in its sole discretion, that satisfactory changes will be made; and

(d)
the 50% interest in the Beetaloo Basin Project previously purchased by the Purchaser must have been transferred of record in the appropriate government offices, or Purchaser must believe, in its sole discretion, that such transfer will occur in due course.

6.3	Conditions for Benefit of PetroHunter Parties

The obligation of PetroHunter Parties to complete the Transaction is subject to the satisfaction by the Falcon Parties or waiver by the PetroHunter Parties on or before the Closing Date, for the exclusive benefit of PetroHunter Parties, of each of the following conditions:

(a)	all representations and warranties of the applicable Falcon Parties contained in Section 3.2 must be true in all material respect at and as of the Closing Date; and

(b)
all of the covenants and conditions in favour of the PetroHunter Parties to be complied with, performed or waived by the Falcon Parties on or before the Closing Date shall have been complied with, performed or waived.

6.4	PetroHunter Parties’ Deliveries on Closing

On the Closing Date, PetroHunter Parties will deliver the following documents, all duly executed and to be dated as of the Closing Date:

(a)	an executed copy of the Transaction Agreements;

(b)	a legal opinion, satisfactory to the TSXV and Aird & Berlis LLP, relating to the status of each PetroHunter Parties, the Permits, and other matters as required by the TSXV;

(c)	a permit transfer instrument conveying an undivided 25% interest in the Permits, substantially in the form attached as SCHEDULE "A";

(d)	an assignment and bill of sale substantially in the form attached as SCHEDULE "B", assigning and selling an undivided 25% interest in the Assets;

(e)
a deed of assignment and assumption substantially in the form attached as SCHEDULE "D", assigning and selling an undivided 25% interest in the Assets and by which Purchaser assumes its proportionate share of the obligations owed to Northern Land Council;

(f)	a countersigned Resignation of Beetaloo Operator and Appointment of Successor executed by Sweetpea, in a form satisfactory to the Purchaser acting reasonably, whereby Sweetpea will:

(i)	resign as operator under the Beetaloo JOA with immediate effect; and

(ii)	appoint Falcon Australia as the operator of the Beetaloo Basin Project with immediate effect;

(g)	an assignment and bill of sale substantially in the form attached as SCHEDULE "C" hereto, assigning and selling a 100% interest in the Beetaloo Inventory on an “as is, where is” basis;

(h)
a letter executed by Sweetpea, in a form satisfactory to the Purchaser acting reasonably, instructing Wells Fargo Bank, National Association, to transfer and, if necessary, reissue all standby letters of credit forming a part of the Operator Bonds, so that such letters of credit support and secure the obligations of Purchaser, rather than Sweetpea, to the Government Authorities;

(i)
assignments, signature cards, and all other instruments necessary, in a form satisfactory to the Purchaser acting reasonably, to transfer to Purchaser’s designee the accounts, cash and certificates of deposit that secure Wells Fargo Bank, National Association, under the standby letters of credit forming a part of the Operator Bonds, in each case fully executed by the owner of the concerned account, cash or certificate of deposit, so that such accounts, cash and certificates of deposit are then owned by Purchaser, rather than the current owners;

(j)	the escrow agreement substantially in the form attached as SCHEDULE "G" hereto;

(k)	any financial information if required by TSXV or other Governmental Authority;

(l)	all other documents or information as may be required by the TSXV, corporate or securities regulatory authorities;

(m)	the approval, acceptance, authorization, exemption, waiver or consent of each of the third parties from whom consents are required;

(n)	a certificate of each of PetroHunter Parties’ signed by any two of their respective officers certifying that:

(i)	the representations and warranties of such PetroHunter Parties herein contained are true and correct as of the Closing Date;

(ii)	the resolutions of the Boards of Directors of such PetroHunter Parties approving the Transaction Agreements are in full force and effect;

(iii)
PetroHunter Parties have performed and complied with all covenants and agreements contained in the Transaction Agreements to be performed or complied with by such PetroHunter Parties at or prior to the Closing Date; and

(iv)
all necessary corporate action has been taken by such PetroHunter Parties to authorize the execution and delivery of the Transaction Agreements and to consummate the Transaction contemplated by the Transaction; and

(o)	such other documents and assurances as may be reasonably required by Falcon or Purchaser,

all in form and substance satisfactory to the Falcon Parties, each acting reasonably and in good faith.

6.5	Falcon Parties’ Deliveries on Closing

On the Closing Date, the applicable Falcon Parties will deliver the following documents all duly executed and to be dated as of the Closing Date:

(a)	an executed copy of the Transaction Agreements;

(b)	a permit transfer instrument conveying an undivided 25% interest in the Permits, substantially in the form attached as SCHEDULE "A";

(c)	an assignment and bill of sale substantially in the form attached as SCHEDULE "B", assigning and selling an undivided 25% interest in the Assets;

(d)	a countersigned Resignation of Beetaloo Operator and Appointment of Successor executed by Purchaser, in a form satisfactory to the Purchaser acting reasonably, whereby Sweetpea will:

(i)	resign as operator under the Beetaloo JOA with immediate effect; and

(ii)	appoint Falcon Australia as the operator of the Beetaloo Basin Project with immediate effect;

(e)	an assignment and bill of sale substantially in the form attached as SCHEDULE "C" hereto, assigning and selling a 100% interest in the Beetaloo Inventory on an “as is, where is” basis;

(f)	an assignment and bill of sale substantially in the form attached as SCHEDULE "E" hereto assigning and selling the Initial Working Interest to PetroHunter Operating;

(g)	the escrow agreement substantially in the form attached as SCHEDULE "G" hereto;

(h)	a release of the Mortgage;

(i)	an assumption undertaking substantially in the form as attached as SCHEDULE "H" hereto undertaking to retire the Beetaloo Payables;

(j)	the approval, acceptance, authorization, exemption, waiver or consent of each of the TSXV;

(k)	a certificate of each of Falcon Parties signed by any two of their respective officers certifying that:

(i)	the representations and warranties of the appropriate Falcon Party herein contained are true and correct as of the Closing Date;

(ii)	the resolutions of the Board of Directors of the appropriate Falcon Party approving the Transaction Agreements and the Transaction are in full force and effect;

(iii)
the appropriate Falcon Party has performed and complied with all covenants and agreements contained in this Agreement to be performed or complied with by the appropriate Falcon Party at or prior to the Closing Date; and

(iv)
all necessary corporate action has been taken by the appropriate Falcon Party to authorize the execution and delivery of the Transaction Agreements and to consummate the Transaction contemplated by the Transaction;

(l)	conditional approval of the TSXV for the Transaction if required; and

(m)	such other documentation and assurances as may be reasonably required by the PetroHunter Parties,

all in form and substance satisfactory to the PetroHunter Parties, each acting reasonably and in good faith.

ARTICLE 7
RESOLUTION OF DISPUTES

7.1	Arbitration

Except with respect to matters where irreparable damage would occur and that the Parties are entitled to seek an injunction or specific performance of the terms hereof under applicable law, any dispute between the Parties arising during the period of this Agreement or at any time thereafter which touches upon the validity, construction, meaning, performance or effect of this Agreement or the rights and liabilities of the Parties or any matter arising out of or connected with this Agreement shall be exclusively and definitively resolved through final and binding arbitration.

(a)	The arbitration shall be conducted in accordance with and subject to The Institute of Arbitrators & Mediators Australia Rules for the Conduct of Commercial Arbitrations.

(b)	The arbitration shall be conducted by three arbitrators, unless all parties to the dispute agree to a sole arbitrator within 30 days after the filing of the arbitration.

(c)
If the arbitration is to be conducted by a sole arbitrator, then the arbitrator will be jointly selected by the parties to the dispute.  If the parties to the dispute fail to agree on the arbitrator within 30 days after the filing of the arbitration, then the IAMA shall appoint the arbitrator. If the arbitration is to be conducted by three arbitrators and there are only two parties to the dispute, then each party to the dispute shall appoint one arbitrator within 30 days of the filing of the arbitration, and the two arbitrators so appointed shall select the presiding arbitrator within 30 days after the latter of the two arbitrators has been appointed by the parties to the dispute.  If a party to the dispute fails to appoint its party-appointed arbitrator or if the two party-appointed arbitrators cannot reach an agreement on the presiding arbitrator within the applicable time period, then the IAMA shall appoint the remainder of the three arbitrators not yet appointed.

(d)	Unless otherwise agreed by all parties to the dispute, the place of arbitration shall be Sydney, New South Wales.

(e)	The award of the arbitral tribunal shall be final and binding. Judgment on the award of the arbitral tribunal may be entered and enforced by any court of competent jurisdiction.

(f)
Any party to the dispute may apply to a court for interim measures (i) prior to the constitution of the arbitral tribunal (and thereafter as necessary to enforce the arbitral tribunal’s rulings); or (ii) in the absence of the jurisdiction of the arbitral tribunal to rule on interim measures in a given jurisdiction.  The Parties agree that seeking and obtaining such interim measures shall not waive the right to arbitration.  The arbitrators (or in an emergency the presiding arbitrator acting alone in the event one or more of the other arbitrators is unable to be involved in a timely fashion) may grant interim measures including injunctions, attachments and conservation orders in appropriate circumstances, which measures may be immediately enforced by court order.  Hearings on requests for interim measures may be held in person, by telephone, by video conference or by other means that permit the parties to the dispute to present evidence and arguments.  Without limiting the generality of the foregoing, any party to the dispute may have recourse to and shall be bound by the Pre-arbitral Referee Procedure of the International Chamber of Commerce in accordance with its rules then in effect.

(g)
The arbitral tribunal is authorized to award costs and attorneys’ fees and to allocate them between the parties to the dispute.  The costs of the arbitration proceedings, including attorneys’ fees, shall be borne in the manner determined by the arbitral tribunal.

(h)
The Parties waive their rights to claim or recover, and the arbitral tribunal shall not award, any punitive, multiple, or other exemplary damages (whether statutory or common law) except to the extent such damages have been awarded to a third party and are subject to allocation between or among the parties to the dispute.

(i)
To the extent permitted by law, any right to appeal or challenge any arbitral decision or award, or to oppose enforcement of any such decision or award before a court or any Governmental Authority, is hereby waived by the Parties except with respect to the limited grounds for modification or non-enforcement provided by any applicable arbitration statute.

ARTICLE 8
INDEMNITY

8.1	Indemnity by the PetroHunter Parties

The PetroHunter Parties hereby jointly and severally agree to indemnify, defend, hold and save the Falcon Parties and their respective officers, directors, partners, shareholders, employees, agents, representatives, successors and assigns harmless from and against any claims, demands, actions, causes of action, damage, loss, deficiency, cost, liability and expense which may be made or brought against the Falcon Parties or which the Falcon Parties may suffer or incur as a result of, in respect of or arising out of:

(a)	any obligation, commitment or liability or claim (whether absolute, accrued or contingent) relating to the Assets, other than the Beetaloo Payables, arising prior to the Closing Date;

(b)
any obligation, commitment or liability or claim (whether absolute, accrued or contingent) relating to the Beetaloo Basin Inventory, other than the Beetaloo Payables, arising prior to the Closing Date;

(c)
any obligation, commitment or liability or claim (whether absolute, accrued or contingent) relating to the Initial Working Interest, including, without limitation, all plugging, abandonment and reclamation costs associated with the New Wells arising at any time;

(d)
any loss, damage or liability or claim (whether absolute, accrued or contingent) relating to any failure to pay duties or stamp duties in relation to the Transaction or any Transaction Agreement and any failure to lodge any document or statement required by a Government Authority (including a revenue office of an Australian State or Territory) in connection with the Transaction or any Transaction Agreement;

(e)
any non-performance or non-fulfillment of any covenant or agreement on the part of the PetroHunter Parties contained in this Agreement or in any document given in order to carry out the transactions contemplated hereby; and

(f)	all costs and expenses including, without limitation, legal fees on a solicitor and client basis, incidental to, arising from or in respect of the foregoing.

8.2	Provisions Relating to Indemnity Claims

The following provisions will apply to any claim by any Falcon Party or its respective officers, directors, partners, shareholders, employees, agents, representatives, successors and assigns (the “Claiming Party”) for indemnification by one or more of the PetroHunter Parties, as the case may be (the “Responding Party”), pursuant to Section 8.1 (an “Indemnity Claim”):

(a)
promptly after becoming aware of any matter that may give rise to an Indemnity Claim, the Claiming Party will provide to the Responding Party written notice of the Indemnity Claim specifying (to the extent that information is available) the factual basis for the Indemnity Claim and the amount of the Indemnity Claim or, if an amount is not then determinable, an estimate of the amount of the Indemnity Claim, if an estimate is feasible in the circumstances;

(b)
if an Indemnity Claim relates to an alleged liability to any other person (a “Third Party Liability”), including without limitation any Governmental Authority or regulatory body, which is of a nature such that the Claiming Party is required by applicable law to make a payment to a third party before the relevant procedure for challenging the existence or quantum of the alleged liability can be implemented or completed, then the Claiming Party may, notwithstanding the provisions of subsection (c) of this section, make such payment and forthwith demand reimbursement for such payment from the Responding Party in accordance with this Agreement; provided that, if the alleged Third Party Liability as finally determined on completion of settlement negotiations or related legal proceedings is less than the amount which is paid by the Responding Party in respect of the related Indemnity Claim, then the Claiming Party shall forthwith following the final determination pay to the Responding Party the amount by which the amount of the Third Party Liability as finally determined is less than the amount which is so paid by the Responding Party;

(c)	the Claiming Party shall not negotiate, settle, compromise or pay (except in the case of payment of a judgment) any Third Party Liability as to which it proposes to assert an Indemnity Claim, except with the prior written consent of the Responding Party (which consent shall not be unreasonably withheld or delayed);

(d)
with respect to any Third Party Liability, provided the Responding Party first admits the Claiming Party’s right to indemnification for the amount of such Third Party Liability which may at any time be determined or settled, then, in any legal, administrative or other proceedings in connection with the matters forming the basis of the Third Party Liability, the following procedures will apply:

(i)
except as contemplated by paragraph (iii) of this subsection, the Responding Party will have the right to assume carriage of the compromise or settlement of the Third Party Liability and the conduct of any related legal, administrative or other proceedings, but the Claiming Party shall have the right and shall be given the opportunity to participate in the defence of the Third Party Liability, to consult with the Responding Party in the settlement of the Third Party Liability and the conduct of related legal, administrative and other proceedings (including consultation with counsel) and to disagree on reasonable grounds with the selection and retention of counsel, in which case counsel satisfactory to the Responding Party and the Claiming Party shall be retained by the Responding Party;

(ii)
the Responding Party will co-operate with the Claiming Party in relation to the Third Party Liability, will keep it fully advised with respect thereto, will provide it with copies of all relevant documentation as it becomes available, will provide it with access to all records and files relating to the defence of the Third Party Liability and will meet with representatives of the Claiming Party at all reasonable times to discuss the Third Party Liability; and

(iii)
notwithstanding paragraph (i) of this subsection, the Responding Party will not settle the Third Party Liability or conduct any legal, administrative or other proceedings in any manner which could, in the reasonable opinion of the Claiming Party, have a material adverse affect on the Condition of the Business or the Claiming Party, except with the prior written consent of the Claiming Party;

(e)
If, with respect to any Third Party Liability, the Responding Party does not admit the Claiming Party’s right to indemnification or declines to assume carriage of the settlement or of any legal, administrative or other proceedings relating to the Third Party Liability, then the following provisions will apply:

(i)
the Claiming Party, at its discretion, may assume carriage of the settlement or of any legal, administrative or other proceedings relating to the Third Party Liability and may defend or settle the Third Party Liability on such terms as the Claiming Party, acting in good faith, considers advisable; and

(ii)
any cost, loss, damage or expense incurred or suffered by the Claiming Party in the settlement or defence of such Third Party Liability or the conduct of any legal, administrative or other proceedings shall be added to the amount of the Indemnity Claim;

(f)
The amount of any damage, loss, cost, liability or expense (including reasonable professional fees and disbursements) in connection with any claim for which indemnification is provided hereunder shall be net of any amounts actually received by the Claiming Party under insurance policies with third parties (i.e.: actual insurance policies and not self insurance or retention programs) with respect to such claim and shall be net of any tax benefit received by the Claiming Party in respect of such claim; and

(g)
Any liability for indemnification hereunder shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement.

ARTICLE 9
GST

9.1	Interpretation

For the purposes of ARTICLE 9, terms that are not otherwise defined in this Agreement shall have the meaning ascribed thereto in the GST Law.

9.2	Going concern

(a)	The parties covenant and agree that the supplies described in Section 2.1 are the supply of a going concern by the Seller to the Purchaser that is GST-free under the GST Law; and

(b)	The Seller warrants and represents that it carries on, and will continue to carry on, the enterprise to which the supply in Section 9.2(a) relates up to and including the Closing Date.

(c)
Section 9.3 shall not apply to a supply described in Section 2.1 unless the Commissioner of Taxation issues a private ruling or otherwise determines in writing that the supply is a taxable supply. If Section 9.3 does apply to a supply described in Section 2.1, the recipient can withhold payment of the GST Amount until three business days after the later of:

(i)	the day it receives a copy of a private ruling or written determination issued by the Commissioner of Taxation; and

(ii)	the day the supplier (or the representative member for a GST group of which the supplier is a member) is required to lodge its GST return for the tax period to which the supply is attributable.

9.3	GST gross-up

If GST is payable by a supplier (or by the representative member for a GST group of which the supplier is a member) on any supply made under this Agreement, the recipient will pay to the supplier an amount (the “GST Amount”) equal to the GST payable on the supply.  Subject to Section 9.2, the GST Amount is payable by the recipient in addition to and at the same time that the consideration for the supply is to be provided under this Agreement.

9.4	Tax invoice

The supplier must deliver a tax invoice to the recipient before the supplier is entitled to payment of the GST Amount.  The recipient can withhold payment of the GST Amount until the supplier provides a tax invoice.

9.5	Adjustment event

If an adjustment event arises in respect of a taxable supply made under this Agreement, the GST Amount will be recalculated to reflect the adjustment event and a payment will be made by the recipient to the supplier or by the supplier to the recipient, as the case may be, to reflect the recalculation.

9.6	Reimbursements

If a Party is required under this Agreement to reimburse or pay to another Party an amount calculated by reference to a cost, expense, outgoing, or an amount paid or incurred by that Party, the amount of the reimbursement or payment will be reduced by the amount of any input tax credits or reduced input tax credits to which that Party (or the representative member for a GST group of which it is a member) is entitled in respect of any acquisition relating to that cost, expense, outgoing or other amount.

9.7	Survival of Article 9

The provisions of this ARTICLE 9 shall not merge on Closing.

ARTICLE 10
GENERAL

10.1	Taxes and Fees

The PetroHunter Parties and the Falcon Parties agree that:

(a)	the PetroHunter Parties shall be responsible for any duties or stamp duties applicable to the Transaction or in relation to any Transaction Agreements; and

(b)	each Party shall pay its own legal and other professional fees in respect of the Transaction.

10.2	Complete Closings

All matters of payment, execution and delivery of documents by each Party to the other at the Closing shall be deemed to be concurrent requirements and nothing will be complete at Closing until everything required at Closing has been paid, executed and delivered.  Upon the written request of either Party, all documents and monies shall be deemed delivered in escrow at Closing until the Parties’ counsel can agree that all requirements of Closing have been satisfied.

10.3	Status of the Agreement

Notwithstanding anything else contained in this Agreement, this Agreement shall not constitute a binding agreement between the Parties until the Acceptance Date.

10.4	Tender

Any tender of documents or money or delivery of Notice pursuant to this Agreement may be given by or made upon a Party’s legal counsel on behalf of such Party.

10.5	Specific Performance and other Remedies

Each of the Parties hereto hereby recognizes and acknowledges that a breach by any other Party (the “Breaching Party”) of any covenants or other commitments contained in this Agreement will cause the non-Breaching Party to sustain injury for which it would not have an adequate remedy at law for money damages.  Therefore, each of the Parties hereto hereby agree that, in the event of any such breach, the non-Breaching Party shall be entitled to the remedy of specific performance of such covenants or commitments and provisional, interlocutory and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and each of the Parties hereto further hereby agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

10.6	Obligations as Covenants

Each agreement and obligation of the Parties contained in this Agreement, even though not expressed as a covenant, shall be considered for all purposes to be a covenant.

10.7	Amendment of Agreement

Subject to Section 10.9, no modification or amendment of this Agreement shall be binding unless executed in writing by the Parties in the same manner as the execution of this Agreement.

10.8	Further Assurances

Each of the Parties shall from time to time hereafter and upon any reasonable request of any other Party, make or cause to be made all such further acts, deeds, assurances and things as may be required or necessary to more effectually implement and carry out the true intent and meaning of this Agreement.

10.9	Waiver

Subject to Section 10.7, no waiver of any default, breach or non-compliance under this Agreement shall be effective unless in writing and signed by the Party to be bound by the waiver or by its counsel.  Subject to Section 10.7, no waiver shall be inferred from or implied by any failure to act or delay in acting by a Party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other Party.  The waiver by a Party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that Party’s rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

10.10	Time

Time shall in all respects be of the essence hereof provided that the time for doing or completing any matter may be extended or abridged by an agreement in writing between Falcon and PetroHunter Energy or their respective counsel.  Except as expressly set out in this Agreement, the computation of any period of time referred to in this Agreement shall exclude the first day and include the last day of such period.

10.11	Entire Agreement

Except for the defined terms identified in Section 1.1, this Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and, except as stated in the instruments and documents to be executed and delivered pursuant hereto, contains all of the representations, conditions, warranties and agreements of the respective Parties with respect to the subject matter hereof. There are no verbal representations, undertakings or agreements of any kind between the Parties. This Agreement supersedes all prior negotiations or agreements between the Parties, whether written or verbal, with respect to the subject matter of this Agreement.

10.12	Severability

If any covenant, obligation or provision of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such covenant, obligation or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.  Each covenant, obligation and provision of this Agreement shall be separately valid and enforceable to the fullest extent permitted by law.

10.13	Counterparts and Facsimile

For the convenience of the Parties, this Agreement may be executed in several counterparts, and delivered by facsimile transmission, each of which when so executed and delivered shall be deemed to be an original instrument and such counterparts together shall constitute one and the same instrument.

10.14	Notices

Every notice, consent, request, instruction, approval and other communication provided for or permitted by this Agreement (each, a “Notice”) and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered to, or sent by facsimile, to the Party to whom it is be given at:

(a)	to PetroHunter Parties:

c/o PetroHunter Energy Corporation
1600 Stout Street, Suite 2000
Denver, Colorado 80202

Attention: Martin Oring, Chairman
Facsimile number:  (720) 889-8371

with a copy to (which copy shall not constitute notice hereunder):

Dill Dill Carr Stonbraker & Hutchings, P.C.
455 Sherman Street, Suite 300
Denver, Colorado 80203

Attention: Fay M. Matsukage, Esq.
Facsimile number: (303) 777-3823

(b)	to Falcon Parties:

c/o Falcon Oil & Gas Ltd.
1875 Lawrence Street, Suite 1400
Denver, Colorado  80202

Attention: Chief Financial Officer
Facsimile number: (303) 572-8927

with a copy to (which copy shall not constitute notice hereunder):

Aird & Berlis LLP
Brookfield Place, 181 Bay Street
Suite 1800, Box 754
Toronto, Ontario
M5J 2T9

Attention: Daniel N. Bloch
Facsimile number: (416) 863-1515

or to such other address as any Party hereto may, from time to time, designate in writing delivered in a like manner.  If delivered or sent by facsimile, Notice shall be deemed delivered on the date of delivery or facsimile transmission, unless delivered or transmitted after 4:00 p.m. on a Business Day or on a day which is not a Business Day, in which event Notice shall be deemed delivered on the next Business Day.

10.15	Confidentiality

PetroHunter Parties and Falcon Parties agree that:

(a)	their respective officers, directors, partners, shareholders, employees, agents and representatives shall keep the existence of and the terms of this Agreement in strictest confidence; and

(b)	prior to making any press releases concerning the Transaction, each of them shall provide a copy of such press release to the other in advance of it being released.

10.16	Successors and Assigns

This Agreement shall not be assignable by the Falcon Parties, or otherwise, without the written consent of PetroHunter Parties, which shall not be unreasonably withheld.

10.17	Enurement

All of the covenants and agreements contained in this Agreement shall be binding upon the Parties and their respective successors and permitted assigns and shall enure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns pursuant to the terms and conditions of this Agreement.

10.18	Language

The Parties hereto acknowledge that they have requested and consented that this Agreement and all documents related hereto be drawn up in English.  Les Parties aux présentes reconnaissent qu’elles ont exigé cette convention ainsi que tous les documents qui y ont rapport soient rédigés en anglais, ce a quoi les parties aux présentes consentent.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties hereto have duly executed this agreement under seal as of the day and year first above written.
PETROHUNTER ENERGY CORPORATION
Per:	/s/ Martin B. Oring
Name: Martin B. Oring
Title: Chairman and CEO

Per:	/s/ Kyle L. WhiteJohnson
Name: Kyle L. WhiteJohnson
Title: Executive Vice President
I/We have the authority to bind the corporation.

PETROHUNTER OPERATING COMPANY
Per:	/s/ Martin B. Oring
Name: Martin B. Oring
Title: Chairman and CEO

Per:	/s/ Kyle L. WhiteJohnson
Name: Kyle L. WhiteJohnson
Title: Executive Vice President
I/We have the authority to bind the corporation.

SWEETPEA PETROLEUM PTY LTD.
Per:	/s/ Martin B. Oring
Name: Martin B. Oring
Title: Director

Per:	/s/ Kyle L. WhiteJohnson
Name: Kyle L. WhiteJohnson
Title: Director and Secretary
I/We have the authority to bind the corporation.

FALCON OIL & GAS LTD.
Per:	/s/ Marc A. Bruner
Name: Marc A. Bruner
Title: CEO

Per:	/s/ Evan L. Wasoff
Name: Evan L. Wasoff
Title: Chief Financial Officer
I/We have the authority to bind the corporation.

FALCON OIL & GAS USA, INC.
Per:	/s/ Marc A. Bruner
Name: Marc A. Bruner
Title: President

Per:	/s/ Evan L. Wasoff
Name: Evan L. Wasoff
Title: VP/Sec
I/We have the authority to bind the corporation.

FALCON OIL & GAS AUSTRALIA TY LTD
Per:	/s/ Carmen J. Lotito
Name: Carmen J. Lotito
Title: Director

Per:	/s/ Evan L. Wasoff
Name: Evan L. Wasoff
Title: Director
I/We have the authority to bind the corporation.